United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 28, 2013

GRAHAM ALTERNATIVE INVESTMENT FUND I LLC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-539650

DELAWARE	20-4897069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GRAHAM CAPITAL MANAGEMENT, L.P.
40 Highland Avenue
Rowayton, CT  06853
(Address of principal executive offices) (zip code)

Paul Sedlack
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
(203) 899-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-aa-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2013, Graham Capital Management, L.P., the manager (the “Manager”) of Graham Alternative Investment Fund I LLC (the “Company”), promoted two if its senior executives.  Paul Sedlack, previously the Chief Executive Officer of the Manager, was promoted to Vice Chairman and Chief Operating Officer.  Robert Murray, previously the Chief Operating Officer of the Manager, was promoted to Chief Executive Officer.  Messrs. Sedlack and Murray will continue to report directly to the Manager’s President and Chief Investment Officer, Pablo Calderini.

Mr. Sedlack (age 52) joined the Manager in June 1998 and became an Associated Person of the Manager effective November 20, 1998 and a Principal on August 21, 1998.  He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters.  Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Mr. Murray (age 52) is responsible for the management and oversight of client services, quantitative trading, and technology and risk management at the Manager.  He joined the Manager in June 2003 and became an Associated Person and Principal of the Manager effective June 27, 2003.  Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Both Mr. Sedlack and Mr. Murray will operate under the same employment agreements with the Manager as were in place prior to their appointments as Vice Chairman and Chief Operating Officer and Chief Executive Officer, respectively.  Under the agreements, each of Messrs. Sedlack and Murray receive a base salary and are eligible each year for a discretionary bonus, and are also eligible for employee benefits that are made generally available to employees of the Manager.  Under the agreements, each of Messrs. Sedlack and Murray are subject to various obligations during their respective employment with the Manager and post-termination, including restrictions on the use of the Manager’s confidential information and non-solicitation covenants.  Neither Mr. Sedlack nor Mr. Murray has an employment agreement or other agreement with the Company

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Manager of the Company determined that it is in the best interests of the Company and its unitholders that the interests of unitholders be designated as series under the Delaware Limited Liability Company Act (the “Act”) so as to benefit from the limitation of liability protections afforded to series of limited liability companies under the Act.  Accordingly, effective March 28, 2013, the Manager, on behalf of the Company, filed an amendment to the Certificate of Formation of the Company for the purpose of including a notice of the limitation of liability of the series in the manner prescribed under the Act.  Further, the Limited Liability Company Agreement of the Company was amended and restated to provide for the establishment of separate series of units in the Company.

The Certificate of Formation and Limited Liability Company Agreement are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

3.1	Certificate of Formation of Graham Alternative Investment Fund I, LLC, as amended, effective March 28, 2013
3.2	Limited Liability Company Agreement of Graham Alternative Investment Fund I, LLC, as amended, effective March 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 11, 2013	GRAHAM ALTERNATIVE INVESTMENT FUND I LLC

	By:	GRAHAM CAPITAL MANAGEMENT, L.P.
its Manager

		By:	/s/ Paul Sedlack
Paul Sedlack, Chief Operating Officer

EXHIBIT INDEX

3.1	Certificate of Formation of Graham Alternative Investment Fund I, LLC, as amended, effective March 28, 2013
3.2	Limited Liability Company Agreement of Graham Alternative Investment Fund I, LLC, as amended, effective March 28, 2013